Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

     Listed below are subsidiaries of CIGNA Corporation as of December 31, 2000 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of CIGNA Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

CIGNA Holdings, Inc. (Delaware)
I.	Connecticut General Corporation (Connecticut)
A.	CG Trust Company (Illinois)
B.	CIGNA Dental Health, Inc. (Florida)
(1)	CIGNA Dental Health of California, Inc. (California)
(2)	CIGNA Dental Health of Colorado, Inc. (Colorado)
(3)	CIGNA Dental Health of Delaware, Inc. (Delaware)
(4)	CIGNA Dental Health of Florida, Inc. (Florida)
(5)	CIGNA Dental Health of Kansas, Inc. (Kansas)
(6)	CIGNA Dental Health of Kentucky, Inc. (Kentucky)
(7)	CIGNA Dental Health of Maryland, Inc. (Delaware)
(8)	CIGNA Dental Health of New Jersey, Inc. (New Jersey)
(9)	CIGNA Dental Health of New Mexico, Inc. (New Mexico)
(10)	CIGNA Dental Health of North Carolina, Inc. (North Carolina)
(11)	CIGNA Dental Health of Ohio, Inc. (Ohio)
(12)	CIGNA Dental Health of Pennsylvania, Inc. (Pennsylvania)
(13)	CIGNA Dental Health of Texas, Inc. (Texas)
(14)	CIGNA Dental Health of Virginia, Inc. (Virginia)
(15)	CIGNA Dental Health Plan of Arizona, Inc. (Arizona)
C.	CIGNA Financial Services, Inc. (Delaware)
D.	CIGNA Health Corporation (Delaware)
(1)	Healthsource, Inc. (New Hampshire)
(a)	Arizona Health Plan, Inc. (Arizona)
(b)	CIGNA HealthCare of Arizona, Inc. (Arizona)
(i)	CIGNA Community Choice, Inc. (Arizona)
(c)	CIGNA HealthCare of California, Inc. (California)
(d)	CIGNA HealthCare of Colorado, Inc. (Colorado)
(e)	CIGNA HealthCare of Connecticut, Inc. (Connecticut)
(f)	CIGNA HealthCare of Delaware, Inc. (Delaware)
(g)	CIGNA HealthCare of Florida, Inc. (Florida)
(h)	CIGNA HealthCare of Illinois, Inc. (Delaware) (99.60% with balance owned by non-affiliate)
(i)	CIGNA HealthCare of Kentucky, Inc. (Kentucky)
(j)	CIGNA Healthplan of Louisiana, Inc. (Louisiana)
(k)	CIGNA HealthCare of Maine, Inc. (Maine)
(l)	CIGNA HealthCare of Massachusetts, Inc. (Massachusetts)
(m)	CIGNA HealthCare Mid-Atlantic, Inc. (Maryland)
(n)	CIGNA HealthCare of New Hampshire, Inc. (New Hampshire)
(o)	CIGNA HealthCare of New Jersey, Inc. (New Jersey)
(p)	CIGNA HealthCare of Ohio, Inc. (Ohio)
(q)	CIGNA HealthCare of Pennsylvania, Inc. (Pennsylvania)
(r)	CIGNA HealthCare of St. Louis, Inc. (Missouri)
(s)	CIGNA HealthCare of Utah, Inc. (Utah)

(t)	CIGNA HealthCare of Virginia, Inc. (Virginia)
(u)	CIGNA Insurance Group, Inc. (New Hampshire)
(v)	Healthsource Health Plans, Inc. (North Carolina)
(i)	CIGNA HealthCare of North Carolina, Inc. (North Carolina)
(w)	Healthsource Indiana, Inc. (New Hampshire)
(i)	CIGNA Indiana Insurance Company (Indiana)
(ii)	CIGNA HealthCare of Indiana, Inc. (Indiana)
(x)	Healthsource Management, Inc. (New Hampshire)
(i)	CIGNA HealthCare of New York, Inc. (New York)
(ii)	CIGNA HealthCare of Tennessee, Inc. (Tennessee)
(iii)	Healthsource HMO of New York, Inc. (New York)
(y)	Healthsource South, Inc. (New Hampshire)
(i)	Healthsource Arkansas Ventures, Inc. (Arkansas)
(a)	Healthsource Arkansas, Inc. (Arkansas)
(ii)	CIGNA HealthCare of Texas, Inc. (Texas)
(iii)	CIGNA HealthCare of Georgia, Inc. (Georgia)
(z)	Lovelace Health Systems, Inc. (New Mexico)
(aa)	Physicians' Health Systems, Inc. (South Carolina)
(i)	CIGNA Insurance Services Company (South Carolina)
(ii)	CIGNA HealthCare of South Carolina, Inc. (South Carolina)
(bb)	Ross Loos Hospital, Inc. (California)
(cc)	Temple Insurance Company Limited (Bermuda)
E.	CIGNA Behavioral Health, Inc. (Minnesota)
F.	CIGNA IntegratedCare, Inc. (Delaware)
G.	CIGNA Life Insurance Company of Canada (Canada)
H.	CIGNA Life Insurance Company of New York (New York)
I.	Connecticut General Life Insurance Company (Connecticut)
(1)	CIGNA Life Insurance Company (Connecticut)
J.	Global Portfolio Strategies, Inc. (Connecticut)
K.	International Rehabilitation Associates, Inc. (Delaware)
L.	Life Insurance Company of North America (Pennsylvania)
(1)	LINATEX, Inc. (Delaware)
M.	Yasuda Kasai Himawari Life Insurance Company (Japan) (61% as of December 31, 2000, reduced to 40% in January 2001, with balance owned by non-affiliate)
II.	CIGNA Global Holdings, Inc. (Delaware)
A.	CIGNA Brazil Holdings, Inc. (Delaware)
(1)	CIGNA Brasil Participacoes Ltda. (Brazil)
(a)	CIGNA Servicos Ltda. (Brazil) (99.9% with balance owned by affiliate)
(b)	Excel CIGNA Seguradora S.A. (Brazil)
B.	CIGNA Global Reinsurance Company, Ltd. (Bermuda)
(1)	CIGNA Holdings Overseas, Inc. (Delaware)
(a)	CIGNA Argentina Compania de Seguros S.A. (Argentina)
(b)	CIGNA European Services (UK) Limited (United Kingdom)
(c)	CIGNA International Marketing Australia Limited (Australia)
(d)	CIGNA Life Insurance Company of Europe S.A.- N.V. (Belgium)
(e)	CIGNA Life Insurance Company of New Zealand Limited (New Zealand)
(f)	CIGNA Seguradora S.A. (Brazil) (99.7% with balance owned by non-affiliates)
(g)	Empresa Guatemalteca CIGNA de Seguros, Sociedad Anonima (Guatemala) (97.4% with balance owned by non-affiliates)

(h)	Inversiones CIGNA Limitada (Chile)
(i)	CIGNA Compania de Seguros de Vida (Chile) S.A. (Chile) (98.6% with balance owned by non-affiliates)
(ii)	CIGNA Salud Isapre S.A. (Chile) (96.8% with balance owned by non-affiliates)
(i)	Seguros CIGNA S.A. (Mexico)
(2)	CIGNA Worldwide Insurance Company (Delaware)
(a)	PCIB CIGNA Life Insurance Corporation (Philippines) (50% with balance owned by non-affiliate)
(b)	P.T. Asuransi Niaga CIGNA Life (Indonesia) (80% with balance owned by non-affiliate)
C.	CIGNA HealthCare Management Company (India) Private Limited (India)
D.	CIGNA International Corporation (Delaware)
(1)	CIGNA Eastern Europe Sp. z o.o. (Poland)
E.	CIGNA International Services, Inc. (Delaware)
F.	CIGNA S.A. (Poland) (94.8% with balance owned by non-affiliate)
G.	CIGNA Saude, Ltda. (Brazil) (69% with balance owned by affiliate)
H.	CIGNA Servicios Administrativos, S.A. de C.V. (Mexico)
I.	CIGNA Stu S.A. (Poland) (7.5% with balance owned by non-affiliate)
J.	Philippine HealthCare Providers, Inc. (Philippines) (30% with balance owned by non-affiliates)
K.	Planes de Salud Integral, S.A. de C.V. (Mexico) (60% with balance owned by non-affiliates)
L.	Yasuda Kasai CIGNA Securities Company, Ltd. (Japan) (50% with balance owned by non-affiliate)
III.	CIGNA Investment Group, Inc. (Delaware)
A.	CIGNA International Finance Inc. (Delaware)
(1)	CIGNA International Investment Advisors, Ltd. (Delaware)
(a)	CIGNA Fund Managers Limited (Bermuda)
B.	CIGNA Investments, Inc. (Delaware)
C.	TimesSquare Capital Management, Inc. (Delaware)
(1)	CIGNA Advisory Partners, Inc. (Delaware)
(2)	CIGNA Financial Futures, Inc. (Delaware)
(3)	CIGNA Leveraged Capital Fund, Inc. (Delaware)
IV.	CIGNA Intellectual Property, Inc. (Delaware)